                                                                    EXHIBIT 11.1

              EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
                         (A DEVELOPMENT STAGE COMPANY)

             STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE LOSS

                                                                             CUMULATIVE
                                                                               FOR THE
                                                                             PERIOD FROM
                                                                              INCEPTION
                                                                            (DECEMBER 22,      THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31               1993) TO              MARCH 31
                                -----------------------------------------   DECEMBER 31,    -------------------------
                                   1994           1995           1996           1996           1996          1997
                                -----------   ------------   ------------   -------------   -----------   -----------
NET LOSS......................  $  (389,191)  $ (1,233,891)  $ (2,511,531)   $(4,135,788)   $  (485,131)  $  (989,760)
                                -----------   ------------   ------------   -------------   -----------   -----------
                                -----------   ------------   ------------   -------------   -----------   -----------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING:
  Common shares outstanding...    3,531,511      4,975,864      5,859,977      4,780,915      5,844,839     5,872,200
  Conversion of Series A
    Convertible Preferred
    Stock.....................           --             --      1,025,023        339,196             --     3,066,667
  Common stock equivalents
    calculated pursuant to
    Securities and Exchange
    Commission Staff Bulletin
    No. 83(1).................    1,798,167      1,798,167      1,289,856      1,289,856      1,798,167       264,833
                                -----------   ------------   ------------   -------------   -----------   -----------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING
  (PRO FORMA).................    5,329,678      6,774,031      8,174,856      6,409,967      7,643,006     9,203,700
                                -----------   ------------   ------------   -------------   -----------   -----------
                                -----------   ------------   ------------   -------------   -----------   -----------
NET LOSS PER COMMON AND COMMON
  EQUIVALENT SHARE (PRO
  FORMA)......................  $      (.07)  $       (.18)  $       (.31)   $      (.65)   $      (.06)  $      (.11)
                                -----------   ------------   ------------   -------------   -----------   -----------
                                -----------   ------------   ------------   -------------   -----------   -----------

                                 CUMULATIVE
                                   FOR THE
                                 PERIOD FROM
                                  INCEPTION
                                (DECEMBER 22,
                                  1993) TO
                                  MARCH 31,
                                    1997
                                -------------
NET LOSS......................   $(5,125,548)
                                -------------
                                -------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING:
  Common shares outstanding...     4,863,242
  Conversion of Series A
    Convertible Preferred
    Stock.....................       544,957
  Common stock equivalents
    calculated pursuant to
    Securities and Exchange
    Commission Staff Bulletin
    No. 83(1).................     1,289,856
                                -------------
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING
  (PRO FORMA).................     6,698,055
                                -------------
                                -------------
NET LOSS PER COMMON AND COMMON
  EQUIVALENT SHARE (PRO
  FORMA)......................   $      (.77)
                                -------------
                                -------------


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(1)  Reflects the issuance of Series A Convertible Preferred Stock, stock options granted and warrants issued to purchase common stock within the 12-month period prior to the Company's proposed initial public offering at a price less than the proposed public offering price using the treasury stock method.